UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 2005

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 5, 2005, the Registrant and General Electric Capital Corporation and Bank of America, N.A. signed the Sixth Amendment to the Multicurrency Credit Agreement. The amendment, among other things, allows a $1.4 million add-back adjustment to the EBITDA covenant at October 30, 2004 for additional workers’ compensation charges the Registrant incurred during the fourth quarter of fiscal 2004 relating to adverse loss development on historical claims.  This add-back will assist the Registrant in maintaining its minimum EBITDA and fixed charge covenants throughout fiscal 2005.  A copy of the amendment is attached hereto as Exhibit 10.8.20.6.

Item 2.02    Results of Operations and Financial Condition.

On January 6,  2005, the Registrant issued a press release to announce its financial results for the fourth quarter and fiscal year ended October 30, 2004. A copy of the press release dated January 6, 2005, reporting such results is attached as Exhibit 99.1 hereto and incorporated herein by reference.  The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information furnished in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description of Document

	10.8.20.6	Sixth Amendment to Multicurrency Credit Agreement and Consent of Guarantors

	99.1	Press Release dated January 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Dirk A. Sodestrom
Dirk A. Sodestrom
Senior Vice President and Chief Financial Officer
Date: January 11, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document

10.8.20.6	Sixth Amendment to Multicurrency Credit Agreement and Consent of Guarantors

99.1	Press Release dated January 6, 2005